                   SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C 20549


                                 FORM 8-K

                              CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 1995

                            Frontier Corporation
            ----------------------------------------------------
           (Exact name of registrant as specified in its charter)

    New York               1-4166              16-0613330
 --------------            ----------          ------------
(State or other           (Commission         (IRS Employer
 jurisdiction of           File Number)     Identification No.)
 incorporation)

                          180 South Clinton Avenue
                         Rochester, New York   14646
              -------------------------------------------------
             (Address of principal executive offices)(Zip Code)

             Registrant's telephone number, including area code
                               (716) 777-1000

Item 5  Other Events
- ------  ------------

The Registrant has announced and entered into proposed acquisitions which in the aggregate exceed the significant subsidiary test under Rule 1-02(v) of Regulation S-X.

Filed by this Report on Form 8-K are Unaudited Pro Forma Combined Financial Information and the Notes to Unaudited Pro Forma Combined Financial Statements for Frontier Corporation, WCT Communications, Inc., Enhanced TeleManagement, Inc., Schneider Communications, Inc. (and its 80.8% majority-owned subsidiary, LinkUSA Corporation) and ALC Communications Corporation.

The Form 8-K, filed April 12, 1995 of the Registrant and the Form
10-K of ALC Communications Corporation for the year ended
December 31, 1994, filed March 24, 1995, are hereby incorporated in this Form 8-K by reference thereto.


Item 7   Financial Statements and Exhibits
- ------   ---------------------------------

(a)  Unaudited Pro Forma Combined Financial Information

     Frontier Corporation, WCT Communications, Inc., Enhanced
     TeleManagement, Inc., Schneider Communications, Inc. and ALC
     Communications Corporation
       - Unaudited Pro Forma Combined Balance Sheet: As of
         March 31, 1995

     Frontier Corporation, WCT Communications, Inc., Enhanced
     TeleManagement, Inc. and Schneider Communications, Inc.
       - Unaudited Pro Forma Combined Statement of Income: For the Three Months Ended March 31, 1995 and 1994

     Frontier Corporation, WCT Communications, Inc., Enhanced
     TeleManagement, Inc. and Schneider Commuinications, Inc.
       - Unaudited Pro Forma Combined Statement of Income: For the Year Ended December 31, 1994

     Frontier Corporation Pro Forma and ALC Communications
     Corporation
       - Unaudited Pro Forma Combined Statement of Income: For the Three Months Ended March 31, 1995 and 1994

     Frontier Corporation Pro Forma and ALC Communications
     Corporation
       - Unaudited Pro Forma Combined Statement of Income: For the Year Ended December 31, 1994

     Frontier Corporation and ALC Communications Corporation
       - Unaudited Pro Forma Combined Statement of Income: For the Years Ended December 31, 1993 and 1992

     Frontier Corporation - Notes to Unaudited Pro Forma Combined
     Financial Statements

(b)  Exhibits
     --------

     23-1  Consent of Independent Accountants
           (Price Waterhouse LLP)

     23-2  Consent of Independent Accountants
           (Ernst & Young LLP)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.



                              Frontier Corporation
                              (Registrant)


                                  /s/ Louis L. Massaro
Dated:  June 6, 1995          By: ----------------------------
                                    Louis L. Massaro
                                    Corporate Vice President-
                                    Finance

                                EXHIBIT INDEX


Exhibit
Number    Description
- -------   -----------

23-1      Consent of Independent Accountants      Filed Herewith
          (Price Waterhouse LLP)

23-2      Consent of Independent Accountants      Filed Herewith
          (Ernst & Young LLP)

        Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements give effect to the following completed and proposed transactions by Frontier Corporation ("Frontier"):

- - The acquisition of WCT Communications, Inc. ("WCT") at a purchase price of approximately $85.3 million, including acquisition costs and $2.5 million for various non-compete agreements. The transaction is accounted for using the purchase method of accounting. The transaction closed on May 18, 1995.

- - The acquisition of Enhanced TeleManagement, Inc. ("ETI") at a purchase price of approximately $29 million, including acquisition costs. The transaction will be accounted for using the purchase method of accounting. The transaction is pending.

- - The acquisition of Schneider Communications, Inc. and its approximately 81% majority owned subsidiary, LinkUSA Corporation (collectively, "SCI"), at a purchase price of approximately $132.2 million, including acquisition costs and $3.3 million for various non-compete agreements. The transaction will be accounted for using the purchase method of accounting. The transaction is pending.

- - The merger with ALC Communications Corporation ("ALC") for an estimated 78.7 million Frontier common shares in which Frontier will exchange two shares of its common stock for each share of ALC common stock. The transaction will be accounted for using the pooling of interests method of accounting. The transaction is pending.

With respect to Frontier, the unaudited pro forma combined financial statements are based on the restated financial statements incorporated by reference herein of Frontier's Current Report on Form 8-K dated April 12, 1995, which reflect the acquisition on March 17, 1995, of American Sharecom, Inc. ("ASI") under the pooling of interests method of accounting, and Frontier's Quarterly Report on Form 10-Q for the three months ended March 31, 1995.

Frontier has completed a business acquisition and disposition and has pending other business acquisitions expected to be consummated in 1995 which individually and in the aggregate are not significant. As such, pro forma data on these transactions are not presented.

The unaudited pro forma combined balance sheet presents the financial position of Frontier as of March 31, 1995, assuming that the completed and proposed acquisitions of WCT, ETI and SCI and the proposed merger with ALC occurred as of March 31, 1995. Such pro forma information is based on the historical balance sheets of Frontier, WCT, ETI, SCI and ALC as of that date.

The unaudited pro forma combined statements of income reflect the acquisitions by Frontier of WCT, ETI and SCI and the merger of Frontier and ALC. As required by Rule 11-02 of Regulation S-X, the unaudited pro forma combined statements of income first assume the combination of WCT, ETI and SCI, which are to be accounted for under the purchase method of accounting, as of the beginning of the most recent fiscal year ended December 31, 1994, and the three months ended March 31, 1995 and 1994. With respect to WCT and ETI, the unaudited pro forma combined statements of income reflect their respective results of operations for the most recent twelve month period ended December 31, 1994, and for the three months ended March 31, 1995 and 1994. With respect to SCI, the unaudited pro forma combined statements of income reflect its historical results of operations for the year ended December 31, 1994, and for the three months ended March 31, 1995 and 1994. These pro forma results then assume the merger with ALC, which is to be accounted for using the pooling of interests method of accounting, as of the beginning of the three most recent fiscal years ended December 31, 1994, 1993 and 1992, and the three months ended March 31, 1995 and 1994, to arrive at the unaudited pro forma combined statements of income for Frontier. The unaudited pro forma combined statements of income reflect results of operations of ALC for the most recent fiscal years ended December 31, 1994, 1993 and 1992, and for the three months ended March 31, 1995 and 1994.

The unaudited pro forma combined financial statements give effect only to the pro forma adjustments, which reflect certain assumptions on the bases described in the notes to these unaudited pro forma combined financial statements. Nonrecurring charges, including legal, investment banker fees of approximately $13 million and other professional fees directly attributable to the merger with ALC, are not included in the unaudited pro forma combined financial statements. As the nonrecurring charges are incurred, they will be included in the expenses of the combined operations.

The unaudited pro forma combined financial statements do not reflect any synergies anticipated by Frontier's management as a result of any or all of these combinations.

The unaudited pro forma data is presented for informational purposes only and is not necessarily indicative of the results of operations or financial position which would have been achieved had the transactions been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of Frontier's future results of operations or financial position.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of Frontier
(as restated to reflect the acquisition of ASI on March 17, 1995, under the pooling of interests method of accounting and reported on Frontier's Current Report on Form 8-K dated April 12, 1995) and of ALC, which are incorporated by reference into this filing. The historical financial statements of WCT, ETI and SCI are not required to be presented in this document under Rule 3-05 of Regulation S-X as WCT, ETI and SCI do not qualify as a significant subsidiary as defined in Rule 1-02(v) of Regulation S-X.

FRONTIER CORPORATION, WCT COMMUNICATIONS, INC., ENHANCED TELEMANAGEMENT, INC.,
SCHNEIDER COMMUNICATIONS, INC. AND ALC COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 1995
(In thousands of dollars)

                                           Frontier      WCT        ETI        SCI        ALC     Pro Forma              Pro Forma
                                          Historical Historical Historical Historical Historical Adjustments             Combined
ASSETS:
Current Assets:
Cash and cash equivalents                   $316,363       $812     $3,258       $470     $3,016  ($243,813)(b)(c)(d)      $80,106
Short-term investments                           297                                                                           297
Accounts receivable                          182,108     31,472      3,826     10,018    103,791     (7,372)(b)(d)         323,843
Material and supplies                          9,276                    28        392      2,741                            12,437
Prepayments and other                         29,490      5,782        187      3,200     10,371       (110)(b)             48,920
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Total Current Assets                         537,534     38,066      7,299     14,080    119,919   (251,295)               465,603
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Property, Plant and Equipment:
Total Property, Plant and Equipment        1,773,831     42,011      1,174     11,596    154,180      2,828 (b)          1,985,620
Less - Accumulated depreciation              812,068                                      81,003                           893,071
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Net Property, Plant and Equipment            961,763     42,011      1,174     11,596     73,177      2,828              1,092,549
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Goodwill                                     157,586      1,574                 2,194     89,092    216,698 (b)(c)(d)      467,144
Deferred and Other Assets                    136,008     10,449        180      3,819     48,255     20,777 (b)(c)(d)      219,488
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Total Assets                              $1,792,891    $92,100     $8,653    $31,689   $330,443   ($10,992)            $2,244,784
                                          ========== ========== ========== ========== ========== ==========             ==========
LIABILITIES AND SHAREOWNERS' EQUITY:
Current Liabilities:
Accounts payable                            $146,087    $40,702     $3,366    $11,948   $104,003    $15,926 (b)(c)(d)     $322,032
Notes payable                                     58     13,878         37                                                  13,973
Advance billings                              11,614                   735        185                                       12,534
Dividends payable                             17,041                                                                        17,041
Long-term debt due within one year             4,404      6,078                              237                            10,719
Taxes accrued                                 33,426                    57      3,588     13,986     (3,588)(d)             47,469
Interest accrued                              11,613                                                                        11,613
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Total Current Liabilities                    224,243     60,658      4,195     15,721    118,226     12,338                435,381
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Long-Term Debt                               567,090     19,652        104      4,596     88,514      2,911 (b)            682,867
Deferred Income Taxes                        108,497                    19       (978)   (10,429)     1,970 (c)(d)          99,079
Deferred Employee Benefit Obligations         49,320        249                                          15 (b)             49,584
Minority Interests                               351                                                                           351

Shareowners' Equity:
Common Stock                                  81,871     23,744      2,142          1        337     52,513 (a)(b)(c)(d)   160,608
Capital in excess of par value               258,438                            1,000    152,102    (79,400)(a)(b)(c)(d)   332,140
Retained earnings (Accumulated deficit)      480,451    (12,203)     2,193     11,349    (18,307)    (1,339)(a)(b)(c)(d)   462,144
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
                                             820,760     11,541      4,335     12,350    134,132    (28,226)               954,892
Less - Treasury stock at cost                    147                                                                           147
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Common Shareowners' Equity                   820,613     11,541      4,335     12,350    134,132    (28,226)               954,745
Preferred Stock                               22,777                                                                        22,777
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Total Shareowners' Equity                    843,390     11,541      4,335     12,350    134,132    (28,226)               977,522
                                          ---------- ---------- ---------- ---------- ---------- ----------             ----------
Total Liabilities and Shareowners' Equity $1,792,891    $92,100     $8,653    $31,689   $330,443   ($10,992)            $2,244,784
                                          ========== ========== ========== ========== ========== ==========             ==========

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

FRONTIER CORPORATION, WCT COMMUNICATIONS, INC., ENHANCED TELEMANAGEMENT, INC.
AND SCHNEIDER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1995
(In thousands of dollars,                                                                                              Frontier/WCT/
 except per share data)                                                                                                   ETI/SCI
                                               Frontier        WCT          ETI          SCI       Pro Forma             Pro Forma
                                              Historical   Historical   Historical   Historical   Adjustments             Combined
Revenues and Sales                              $283,418      $40,443       $8,020      $21,646                           $353,527
                                              ----------   ----------   ----------   ----------   ----------            ----------
Costs And Expenses:
Operating expenses                               179,309       38,396        7,539       17,224       $3,287 (b)(c)(d)     245,755
Cost of goods sold                                 4,133                        85                                           4,218
Depreciation                                      29,911        1,495           74        1,095                             32,575
Taxes other than income taxes                     10,628          144           15          620                             11,407
Acquisition related charges                        4,750                                                                     4,750
                                              ----------   ----------   ----------   ----------   ----------            ----------
Total Costs and Expenses                         228,731       40,035        7,713       18,939        3,287               298,705
                                              ----------   ----------   ----------   ----------   ----------            ----------
Operating Income                                  54,687          408          307        2,707       (3,287)               54,822
Interest expense                                  11,704        1,665            4          304        5,333 (b)(c)(d)      19,010
Other income and expense:
Allowance for funds used during construction         326                                                                       326
Gain (loss) on sale of assets/subsidiaries         4,826                                    (13)                             4,813
Equity earnings from unconsolidated
  interests in wireless interests                    396                                                                       396
Other income (expense), net                        1,948           73           67           (6)                             2,082
                                              ----------   ----------   ----------   ----------   ----------            ----------
Income (Loss) Before Taxes                        50,479       (1,184)         370        2,384       (8,620)               43,429
Income taxes (benefit)                            18,804                       143        1,038       (2,516)(b)(c)(d)      17,469
                                              ----------   ----------   ----------   ----------   ----------            ----------
Consolidated Income (Loss) From Continuing Ops    31,675       (1,184)         227        1,346       (6,104)               25,960
Dividends on preferred stock                         297                                                                       297
                                              ----------   ----------   ----------   ----------   ----------            ----------
Income (Loss) Applicable to Common Stock         $31,378      ($1,184)        $227       $1,346      ($6,104)              $25,663
                                              ==========   ==========   ==========   ==========   ==========            ==========
EARNINGS PER COMMON SHARE                                                                                              Frontier/WCT/
                                                                                                                          ETI/SCI
                                               Frontier                                                                  Pro Forma
                                              Historical                                                                  Combined
Primary:
Income applicable to common stock                $31,378                                                                   $25,663
Average common shares outstanding                 81,932                                                                    81,932
                                              ----------                                                                ----------
Earnings Per Common Share - Primary                 $.38                                                                      $.31
                                              ==========                                                                ==========
Fully Diluted:
Adjusted income applicable to common stock       $31,468                                                                   $25,753
Adjusted average common shares outstanding        82,465                                                                    82,465
                                              ----------                                                                ----------
Earnings Per Common Share - Fully Diluted           $.38                                                                      $.31
                                              ==========                                                                ==========
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

FRONTIER CORPORATION, WCT COMMUNICATIONS, INC., ENHANCED TELEMANAGEMENT, INC.
AND SCHNEIDER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1994
(In thousands of dollars,                                                                                              Frontier/WCT/
 except per share data)                                                                                                  ETI/SCI
                                               Frontier        WCT          ETI          SCI       Pro Forma             Pro Forma
                                              Historical   Historical   Historical   Historical   Adjustments            Combined
Revenues and Sales                              $272,103      $27,035       $6,685      $18,897                           $324,720
                                              ----------   ----------   ----------   ----------   ----------            ----------
Costs And Expenses:
Operating expenses                               171,877       25,676        6,736       16,208       $3,287 (b)(c)(d)     223,784
Cost of goods sold                                 6,381                        25                                           6,406
Depreciation                                      29,539          547           56          866                             31,008
Taxes other than income taxes                     12,086           89           12          582                             12,769
                                              ----------   ----------   ----------   ----------   ----------            ----------
Total Costs and Expenses                         219,883       26,312        6,829       17,656        3,287               273,967
                                              ----------   ----------   ----------   ----------   ----------            ----------
Operating Income                                  52,220          723         (144)       1,241       (3,287)               50,753
Interest expense                                  10,980          736                       303        4,266 (b)(c)(d)      16,285
Other income and expense:
Allowance for funds used during construction         276                                                                       276
Gain on sale of assets/subsidiaries                                                       1,038                              1,038
Equity earnings from unconsolidated
  interests in wireless interests                    197                                                                       197
Other income (expense), net                         (837)          24           48          142                               (623)
                                              ----------   ----------   ----------   ----------   ----------            ----------
Income (Loss) Before Taxes                        40,876           11          (96)       2,118       (7,553)               35,356
Income taxes (benefit)                            15,363            4          (30)         954       (2,142)(b)(c)(d)      14,149
                                              ----------   ----------   ----------   ----------   ----------            ----------
Consolidated Income (Loss) From
  Continuing Operations                           25,513            7          (66)       1,164       (5,411)               21,207
Dividends on preferred stock                         297                                                                       297
                                              ----------   ----------   ----------   ----------   ----------            ----------
Income (Loss) Applicable to Common Stock         $25,216           $7         ($66)      $1,164      ($5,411)              $20,910
                                              ==========   ==========   ==========   ==========   ==========            ==========
EARNINGS PER COMMON SHARE                                                                                             Frontier/WCT/
                                                                                                                          ETI/SCI
                                               Frontier                                                                  Pro Forma
                                              Historical                                                                  Combined
Primary:
Income applicable to common stock                $25,216                                                                   $20,910
Average common shares outstanding                 79,303                                                                    79,303
                                              ----------                                                                ----------
Earnings Per Common Share - Primary                 $.32                                                                      $.26
                                              ==========                                                                ==========
Fully Diluted:
Adjusted income applicable to common stock       $25,306                                                                   $21,000
Adjusted average common shares outstanding        79,809                                                                    79,809
                                              ----------                                                                ----------
Earnings Per Common Share - Fully Diluted           $.32                                                                      $.26
                                              ==========                                                                ==========
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

FRONTIER CORPORATION, WCT COMMUNICATIONS, INC., ENHANCED TELEMANAGEMENT, INC.
AND SCHNEIDER COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994
(In thousands of dollars,                      Frontier        WCT          ETI          SCI                           Frontier/WCT/
 except per share data)                       Year Ended  12 Mos Ended 12 Mos Ended  Year Ended                           ETI/SCI
                                               12/31/94     12/31/94     12/31/94     12/31/94     Pro Forma             Pro Forma
                                              Historical   Historical   Historical   Historical   Adjustments            Combined
Revenues and Sales                            $1,108,109     $131,197      $28,751      $76,615                         $1,344,672
                                              ----------   ----------   ----------   ----------   ----------            ----------
Costs And Expenses:
Operating expenses                               677,856      132,267       28,204       62,021      $13,148 (b)(c)(d)     913,496
Cost of goods sold                                18,850                       194                                          19,044
Depreciation                                     119,252        3,966          252        3,802                            127,272
Taxes other than income taxes                     47,050          367           74        2,430                             49,921
                                              ----------   ----------   ----------   ----------   ----------            ----------
Total Costs and Expenses                         863,008      136,600       28,724       68,253       13,148             1,109,733
                                              ----------   ----------   ----------   ----------   ----------            ----------
Operating Income                                 245,101       (5,403)          27        8,362      (13,148)              234,939
Interest expense                                  43,741        4,134           12        1,038       17,066 (b)(c)(d)      65,991
Other income and expense:
Allowance for funds used during construction       1,096                                                                     1,096
Gain on sale of assets/subsidiaries               10,063                                  1,076                             11,139
Equity earnings from unconsolidated
  interests in wireless interests                  3,185                                                                     3,185
Other income (expense), net                      (20,277)         194          223          237                            (19,623)
                                              ----------   ----------   ----------   ----------   ----------            ----------
Income (Loss) Before Taxes                       195,427       (9,343)         238        8,637      (30,214)              164,745
Income taxes (benefit)                            72,503       (1,694)         121        3,961       (8,572)(b)(c)(d)      66,319
                                              ----------   ----------   ----------   ----------   ----------            ----------
Consolidated Income (Loss) From
  Continuing Operations                          122,924       (7,649)         117        4,676      (21,642)               98,426
Dividends on preferred stock                       1,186                                                                     1,186
                                              ----------   ----------   ----------   ----------   ----------            ----------
Income (Loss) Applicable to Common Stock        $121,738      ($7,649)        $117       $4,676     ($21,642)              $97,240
                                              ==========   ==========   ==========   ==========   ==========            ==========
EARNINGS PER COMMON SHARE                                                                                             Frontier/WCT/
                                                                                                                          ETI/SCI
                                               Frontier                                                                  Pro Forma
                                              Historical                                                                 Combined
Primary:
Income applicable to common stock               $121,738                                                                   $97,240
Average common shares outstanding                 81,285                                                                    81,285
                                              ----------                                                                ----------
Earnings Per Common Share - Primary                $1.50                                                                     $1.20
                                              ==========                                                                ==========
Fully Diluted:
Adjusted income applicable to common stock      $122,098                                                                   $97,600
Adjusted average common shares outstanding        81,783                                                                    81,783
                                              ----------                                                                ----------
Earnings Per Common Share - Fully Diluted          $1.49                                                                     $1.19
                                              ==========                                                                ==========
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

FRONTIER CORPORATION PRO FORMA AND ALC COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1995
(In thousands of dollars,                    Frontier/WCT/
 except per share data)                        ETI/SCI
                                               Pro Forma       ALC       Pro Forma          Pro Forma
                                               Combined    Historical   Adjustments         Combined
Revenues and Sales                              $353,527     $177,753                        $531,280
                                              ----------   ----------   ----------         ----------
Costs And Expenses:
Operating expenses                               245,755      140,005                         385,760
Cost of goods sold                                 4,218                                        4,218
Depreciation                                      32,575        3,486                          36,061
Taxes other than income taxes                     11,407          963                          12,370
Acquisition related charges                        4,750                                        4,750
                                              ----------   ----------   ----------         ----------
Total Costs and Expenses                         298,705      144,454                         443,159
                                              ----------   ----------   ----------         ----------
Operating Income                                  54,822       33,299                          88,121
Interest expense                                  19,010        2,162                          21,172
Other income and expense:
Allowance for funds used during construction         326                                          326
Gain (loss) on sale of assets/subsidiaries         4,813           (1)                          4,812
Equity earnings from unconsolidated
  interests in wireless interests                    396                                          396
Other income, net                                  2,082          714                           2,796
                                              ----------   ----------   ----------         ----------
Income Before Taxes                               43,429       31,850                          75,279
Income taxes                                      17,469       11,875                          29,344
                                              ----------   ----------   ----------         ----------
Consolidated Income From Continuing
  Operations                                      25,960       19,975                          45,935
Dividends on preferred stock                         297                                          297
                                              ----------   ----------   ----------         ----------
Income Applicable to Common Stock                $25,663      $19,975                         $45,638
                                              ==========   ==========   ==========         ==========
EARNINGS PER COMMON SHARE                    Frontier/WCT/
                                                ETI/SCI
                                               Pro Forma                                    Pro Forma
                                               Combined                                     Combined
Primary:
Income applicable to common stock                $25,663                                      $45,638
Average common shares outstanding                 81,932                                      160,669
                                              ----------                                   ----------
Earnings Per Common Share - Primary                 $.31                                         $.28
                                              ==========                                   ==========
Fully Diluted:
Adjusted income applicable to common stock       $25,753                                      $45,728
Adjusted average common shares outstanding        82,465                                      161,202
                                              ----------                                   ----------
Earnings Per Common Share - Fully Diluted           $.31                                         $.28
                                              ==========                                   ==========
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

FRONTIER CORPORATION PRO FORMA AND ALC COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1994
(In thousands of dollars,                    Frontier/WCT/
except per share data)                         ETI/SCI
                                               Pro Forma       ALC       Pro Forma          Pro Forma
                                               Combined    Historical   Adjustments         Combined
Revenues and Sales                              $324,720     $129,789                        $454,509
                                              ----------   ----------   ----------         ----------
Costs And Expenses:
Operating expenses                               223,784      103,288                         327,072
Cost of goods sold                                 6,406                                        6,406
Depreciation                                      31,008        2,668                          33,676
Taxes other than income taxes                     12,769         (780)                         11,989
                                              ----------   ----------   ----------         ----------
Total Costs and Expenses                         273,967      105,176                         379,143
                                              ----------   ----------   ----------         ----------
Operating Income                                  50,753       24,613                          75,366
Interest expense                                  16,285        2,045                          18,330
Other income and expense:
Allowance for funds used during construction         276                                          276
Gain on sale of assets/subsidiaries                1,038           98                           1,136
Equity earnings from unconsolidated
  interests in wireless interests                    197                                          197
Other income (expense), net                         (623)         229                            (394)
                                              ----------   ----------   ----------         ----------
Income Before Taxes                               35,356       22,895                          58,251
Income taxes                                      14,149        8,250                          22,399
                                              ----------   ----------   ----------         ----------
Consolidated Income From Continuing
  Operations                                      21,207       14,645                          35,852
Dividends on preferred stock                         297                                          297
                                              ----------   ----------   ----------         ----------
Income Applicable to Common Stock                $20,910      $14,645                         $35,555
                                              ==========   ==========   ==========         ==========
EARNINGS PER COMMON SHARE                    Frontier/WCT/
                                                ETI/SCI
                                               Pro Forma                                    Pro Forma
                                               Combined                                     Combined
Primary:
Income applicable to common stock                $20,910                                      $35,555
Average common shares outstanding                 79,303                                      158,040
                                              ----------                                   ----------
Earnings Per Common Share - Primary                 $.26                                         $.22
                                              ==========                                   ==========
Fully Diluted:
Adjusted income applicable to common stock       $21,000                                      $35,645
Adjusted average common shares outstanding        79,809                                      158,546
                                              ----------                                   ----------
Earnings Per Common Share - Fully Diluted           $.26                                         $.22
                                              ==========                                   ==========
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

FRONTIER CORPORATION PRO FORMA AND ALC COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994
(In thousands of dollars                     Frontier/WCT/
 except per share data)                        ETI/SCI
                                               Pro Forma       ALC       Pro Forma          Pro Forma
                                               Combined    Historical   Adjustments         Combined
Revenues and Sales                            $1,344,672     $567,824                      $1,912,496
                                              ----------   ----------   ----------         ----------
Costs And Expenses:
Operating expenses                               913,496      448,272                       1,361,768
Cost of goods sold                                19,044                                       19,044
Depreciation                                     127,272       11,426                         138,698
Taxes other than income taxes                     49,921        1,453                          51,374
                                              ----------   ----------   ----------         ----------
Total Costs and Expenses                       1,109,733      461,151                       1,570,884
                                              ----------   ----------   ----------         ----------
Operating Income                                 234,939      106,673                         341,612
Interest expense                                  65,991        7,570                          73,561
Other income and expense:
Allowance for funds used during construction       1,096                                        1,096
Gain on sale of assets/subsidiaries               11,139           13                          11,152
Equity earnings from unconsolidated
  interests in wireless interests                  3,185                                        3,185
Other income (expense), net                      (19,623)       1,788                         (17,835)
                                              ----------   ----------   ----------         ----------
Income Before Taxes                              164,745      100,904                         265,649
Income taxes                                      66,319       36,575                         102,894
                                              ----------   ----------   ----------         ----------
Consolidated Income From Continuing
  Operations                                      98,426       64,329                         162,755
Dividends on preferred stock                       1,186                                        1,186
                                              ----------   ----------   ----------         ----------
Income Applicable to Common Stock                $97,240      $64,329                        $161,569
                                              ==========   ==========   ==========         ==========
EARNINGS PER COMMON SHARE
                                              Frontier/WCT/
                                                 ETI/SCI
                                                Pro Forma                                    Pro Forma
                                                Combined                                     Combined
Primary:
Income applicable to common stock                $97,240                                     $161,569
Average common shares outstanding                 81,285                                      160,022
                                              ----------                                   ----------
Earnings Per Common Share - Primary                $1.20                                        $1.01
                                              ==========                                   ==========
Fully Diluted:
Adjusted income applicable to common stock       $97,600                                     $161,929
Adjusted average common shares outstanding        81,783                                      160,520
                                              ----------                                   ----------
Earnings Per Common Share - Fully Diluted          $1.19                                        $1.01
                                              ==========                                   ==========
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

FRONTIER CORPORATION AND ALC COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1993

(In thousand of dollars,                       Frontier        ALC       Pro Forma          Pro Forma
 except per share data)                       Historical   Historical   Adjustments         Combined
Revenues and Sales                            $1,007,394     $436,432                      $1,443,826
                                              ----------   ----------   ----------         ----------
Costs And Expenses:
Operating expenses                               613,988      354,563                         968,551
Cost of goods sold                                20,819                                       20,819
Depreciation                                     116,491        9,776                         126,267
Taxes other than income taxes                     47,476        2,862                          50,338
Software write-off                                 3,300                                        3,300
                                              ----------   ----------   ----------         ----------
Total Costs and Expenses                         802,074      367,201                       1,169,275
                                              ----------   ----------   ----------         ----------
Operating Income                                 205,320       69,231                         274,551
Interest expense                                  46,648       11,026                          57,674
Other income and expense:
Allowance for funds used during construction       1,330                                        1,330
Gain (loss) on sale of assets/subsidiaries         4,449          (27)                          4,422
Equity earnings from unconsolidated
  interests in wireless interests                  1,296                                        1,296
Other income (expense), net                      (21,656)         248                         (21,408)
                                              ----------   ----------   ----------         ----------
Income Before Taxes                              144,091       58,426                         202,517
Income taxes                                      54,758       18,750                          73,508
                                              ----------   ----------   ----------         ----------
Consolidated Income From Continuing
  Operations                                      89,333       39,676                         129,009
Dividends/accretion of discount/accretion of
  contract payment on preferred stock              1,187          817                           2,004
                                              ----------   ----------   ----------         ----------
Income Applicable to Common Stock                $88,146      $38,859                        $127,005
                                              ==========   ==========   ==========         ==========
EARNINGS PER COMMON SHARE
                                               Frontier                                     Pro Forma
                                              Historical                                    Combined
Primary:
Income applicable to common stock                $88,146                                     $127,005
Average common shares outstanding                 76,163                                      154,900
                                              ----------                                   ----------
Earnings Per Common Share - Primary                $1.16                                         $.82
                                              ==========                                   ==========
Fully Diluted:
Adjusted income applicable to common stock       $88,505                                     $127,364
Adjusted average common shares outstanding        76,682                                      155,419
                                              ----------                                   ----------
Earnings Per Common Share - Fully Diluted          $1.15                                         $.82
                                              ==========                                   ==========
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

FRONTIER CORPORATION AND ALC COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1992

(In thousands of dollars,                      Frontier        ALC       Pro Forma          Pro Forma
 except per share data)                       Historical   Historical   Adjustments         Combined
Revenues and Sales                              $880,141     $376,064                      $1,256,205
                                              ----------   ----------   ----------         ----------
Costs And Expenses:
Operating expenses                               516,891      325,100                         841,991
Cost of goods sold                                21,634                                       21,634
Depreciation                                     115,682        9,372                         125,054
Taxes other than income taxes                     44,947          608                          45,555
                                              ----------   ----------   ----------         ----------
Total Costs and Expenses                         699,154      335,080                       1,034,234
                                              ----------   ----------   ----------         ----------
Operating Income                                 180,987       40,984                         221,971
Interest expense                                  50,217       17,088                          67,305
Other income and expense:
Allowance for funds used during construction       1,309                                        1,309
Gain (loss) on sale of assets/subsidiaries                       (699)                           (699)
Equity earnings (loss) from unconsolidated
  interests in wireless interests                   (661)                                        (661)
Other income (expense), net                      (13,524)         329                         (13,195)
                                              ----------   ----------   ----------         ----------
Income Before Taxes                              117,894       23,526                         141,420
Income taxes                                      44,067        9,700                          53,767
                                              ----------   ----------   ----------         ----------
Consolidated Income From Continuing
  Operations                                      73,827       13,826                          87,653
Dividends/accretion of discount/accretion of
  contract payment on preferred stock              1,188        4,382                           5,570
                                              ----------   ----------   ----------         ----------
Income Applicable to Common Stock                $72,639       $9,444                         $82,083
                                              ==========   ==========   ==========         ==========
EARNINGS PER COMMON SHARE
                                               Frontier                                     Pro Forma
                                              Historical                                    Combined
Primary:
Income applicable to common stock                $72,639                                      $82,083
Average common shares outstanding                 75,348                                      154,085
                                              ----------                                   ----------
Earnings Per Common Share - Primary                 $.96                                         $.53
                                              ==========                                   ==========
Fully Diluted:
Adjusted income applicable to common stock       $73,009                                      $82,453
Adjusted average common shares outstanding        75,876                                      154,613
                                              ----------                                   ----------
Earnings Per Common Share - Fully Diluted           $.96                                         $.53
                                              ==========                                   ==========

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                         FRONTIER CORPORATION
      Notes to Unaudited Pro Forma Combined Financial Statements


Note 1 - Basis of Presentation:

The unaudited pro forma combined statements of income and balance sheet reflect Frontier's completed and proposed acquisitions of WCT, ETI and SCI and the merger with ALC. As required by Rule 11-02 of Regulation S-X, the unaudited pro forma combined statements of income first assume the combination of WCT, ETI and SCI, which are to be accounted for under the purchase method of accounting, as of the beginning of the most recent fiscal year ended December 31, 1994, and the three months ended March 31, 1995 and 1994. With respect to WCT and ETI, the unaudited pro forma combined statements of income reflect their respective results of operations for the most recent twelve month period ended December 31, 1994, and for the three months ended March 31, 1995 and 1994. With respect to SCI, the unaudited pro forma combined statements of income reflect its historical results of operations for the year ended December 31, 1994, and for the three months ended March 31, 1995 and 1994. These pro forma results then assume the merger with ALC, which is to be accounted for using the pooling of interests method of accounting, as of the beginning of the three most recent fiscal years ended December 31, 1994, 1993 and 1992, and the three months ended March 31, 1995 and 1994, to arrive at the unaudited pro forma combined statements of income for Frontier. The unaudited pro forma combined statements of income reflect results of operations of ALC for the most recent fiscal years ended December 31, 1994, 1993 and 1992, and for the three months ended March 31, 1995 and 1994.

The unaudited pro forma combined balance sheet presents the financial position of Frontier as of March 31, 1995, assuming that the completed and proposed acquisitions of WCT, ETI and SCI and the proposed merger with ALC occurred as of March 31, 1995. Such pro forma information is based on the historical balance sheets of Frontier, WCT, ETI, SCI and ALC as of that date.

Frontier's management believes that the assumptions used in preparing the unaudited pro forma combined financial statements provide a reasonable basis for presenting all of the significant effects of its transactions (other than any synergies anticipated by Frontier's management and nonrecurring charges directly attributable to the merger with ALC), that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the unaudited pro forma combined financial statements.

Certain reclassifications have been made to WCT's, ETI's, SCI's and ALC's historical financial statements to conform to Frontier's financial statement presentation.

Note 2 - Pro Forma Adjustments:

Unaudited pro forma adjustments consist of the following:

a.  Merger with ALC Communications Corporation:

    The pro forma adjustment to the balance sheet reflects the issuance by Frontier of an estimated 78.7 million additional shares of Frontier common stock in the merger, based on the assumption that all outstanding ALC stock options and ALC warrants (other than one series of ALC warrants which are substantially "out of the money") are exercised for shares of ALC common stock prior to the merger and using the "treasury stock" method with respect to the use of the proceeds from such exercises. The pro forma adjustment to the balance sheet reflects the issuance of these shares. The pro forma earnings per share calculation for all periods in which ALC is presented include the 78.7 million additional shares of Frontier common stock as outstanding for the entire period.

b.  Acquisition of WCT Communications, Inc.:

    Frontier exchanged approximately $82.8 million in cash, including acquisition costs, in return for the stock of WCT. In addition, an obligation in the amount of $2.5 million for various non-compete agreements will be paid subsequent to the closing. The transaction is accounted for using the purchase method of accounting.

    The purchase price is allocated to the net assets acquired using the assumption that the net book basis of the long term assets is reflective of their fair value. The fair value of the purchased customer base ($6.7 million) is calculated using a discounted cash flow of estimated revenues and expenses based on historical data from WCT and current industry projections. The purchased customer base is amortized over 5 years. As part of the agreement, non-compete agreements ($2.5 million) were negotiated and are amortized over 4 to 5 years. Goodwill ($87.1 million) is calculated as the difference between the purchase price and the fair value of the net assets acquired and is amortized over 25 years.

    The pro forma adjustment to operating expenses in the statement of income for the year ended December 31, 1994, and for the three months ended March 31, 1995 and 1994, represents the amortization of purchased customer base, non-competes and goodwill. As Frontier did not have enough cash and cash equivalents as of January 1, 1994, to complete the transaction without incurring additional debt, the pro forma adjustment to interest expense in the statement of income for the year ended December 31, 1994, and for the three months ended March 31, 1994, reflects the assumed issuance of approximately $82.8 million in debt securities at Frontier's effective borrowing rate of 7% as of January 1, 1994. Frontier's effective borrowing rate of 8.75% as of January 1, 1995, is used to calculate the pro forma adjustment to interest expense for the three months ended March 31, 1995.

    Frontier's statutory tax rate of 35% is used to calculate the tax effect of the unaudited pro forma combined statement of income adjustments, excluding the impact of nondeductible goodwill.

c.  Acquisition of Enhanced TeleManagement, Inc.:

    Frontier will exchange approximately $29 million in cash, including acquisition costs, in return for the stock of ETI. The transaction will be accounted for using the purchase method of accounting.

    The purchase price is allocated to the net assets acquired using the assumption that the net book basis of the long term assets is reflective of their fair value. The fair value of the purchased customer base ($1.8 million) is calculated using a discounted cash flow of estimated revenues and expenses based on historical data from ETI and current industry projections. The purchased customer base is amortized over 5 years. Goodwill ($24 million) is calculated as the difference between the purchase price and the fair value of the net assets acquired and is amortized over 25 years.

    The pro forma adjustment to operating expenses in the statement of income for the year ended December 31, 1994, and for the three months ended March 31, 1995 and 1994, represents the amortization of purchased customer base and goodwill. As Frontier did not have enough cash and cash equivalents as of January 1, 1994, to complete the transaction without incurring additional debt, the pro forma adjustment to interest expense in the statement of income for the year ended December 31, 1994, and for the three months ended March 31, 1994, reflects the assumed issuance of approximately $29 million in debt securities at Frontier's effective borrowing rate of 7% as of January 1, 1994. Frontier's effective borrowing rate of 8.75% as of January 1, 1995, is used to calculate the pro forma adjustment to interest expense for the three months ended March 31, 1995.

    Frontier's statutory tax rate of 35% is used to calculate the tax effect of the unaudited pro forma combined statement of income adjustments, excluding the impact of nondeductible goodwill.

d.  Acquisition of Schneider Communications, Inc. and LinkUSA
    Corporation:

    Frontier will exchange approximately $132 million in cash, including acquisition expenses, in return for the stock of Schneider Communications, Inc. and its approximately 81% majority owned subsidiary, LinkUSA Corporation. In addition, an obligation in the amount of $.2 million for a non-compete agreement will be paid subsequent to the closing. The transaction will be accounted for using the purchase method of accounting.

    The purchase price is allocated to the net assets acquired using the assumption that the net book basis of the long term assets is reflective of their fair value. The fair value of the purchased customer base ($7.4 million) is calculated using a discounted cash flow of estimated revenues and expenses based on historical data from SCI and current industry projections. The purchased customer base is amortized over 5 years. As part of the agreement, non-compete agreements ($3.3 million) were negotiated and are amortized over 5 years. Goodwill ($105.6 million) is calculated as the difference between the purchase price and the fair value of the net assets acquired and is amortized over 25 years.

    The pro forma adjustment to operating expenses in the statement of income for the year ended December 31, 1994, and for the three months ended March 31, 1995 and 1994, represents the amortization of purchased customer base, non-competes and goodwill. As Frontier did not have enough cash and cash equivalents as of January 1, 1994, to complete the transaction without incurring additional debt, the pro forma adjustment to interest expense in the statement of income for the year ended December 31, 1994, and for the three months ended March 31, 1994, reflects the assumed issuance of approximately $132 million in debt securities at Frontier's effective borrowing rate of 7% as of January 1, 1994. Frontier's effective borrowing rate of 8.75% as of January 1, 1995, is used to calculate the pro forma adjustment to interest expense for the three months ended March 31, 1995.

    Frontier's statutory tax rate of 35% is used to calculate the tax effect of the unaudited pro forma combined statement of income adjustments, excluding the impact of deductible purchased customer base, non-compete agreements and goodwill which are tax effected at SCI's effective tax rate of 40%.

e.  Summary of Pro Forma Adjustments:
    The following table summarizes the pro forma adjustments reflected on the unaudited pro forma combined balance sheet for the completed and proposed transactions outlined above:

                                                                  March 31, 1995
                                               WCT          ETI          SCI          ALC         Total
Cash:
  Paid at closing                            $82,800      $28,958     $132,037                  $243,795
  Other                                           18                                                  18
                                            --------     --------     --------                  --------
                                              82,818       28,958      132,037                   243,813

Goodwill:                                     87,060       24,045      105,593                   216,698

Deferred and other assets:
  Non-compete agreements                       2,500                     3,300                     5,800
  Customer base                                6,745        1,796        7,410                    15,951
  Other                                         (974)                                               (974)
                                            --------     --------     --------                  --------
                                               8,271        1,796       10,710                    20,777
Accounts payable:
  Non-compete agreements                       2,500                       200                     2,700
  Payables not assumed                                                  (1,249)                   (1,249)
  Other                                       13,975          500                                 14,475
                                            --------     --------     --------                  --------
                                              16,475          500       (1,049)                   15,926
Taxes accrued:
  Liabilities not assumed                                               (3,588)                   (3,588)

Deferred income taxes:
  Associated with customer base                               718                                    718
  Assets not acquired                                                    1,252                     1,252
                                                         --------     --------                  --------
                                                              718        1,252                     1,970
Other purchase accounting adjustments:
  Accounts receivable                         (7,371)                       (1)                   (7,372)
  Prepayments and other                         (110)                                               (110)
  Total property, plant and equipment          2,828                                               2,828
  Long-term debt                               2,911                                               2,911
  Deferred employee benefit obligations           15                                                  15

Common stock:
  Cancelled                                  (23,744)      (2,142)          (1)        (337)     (26,224)
  Issued                                                                             78,737       78,737
                                            --------     --------     --------     --------     --------
                                             (23,744)      (2,142)          (1)      78,400       52,513
Capital in excess of par value:
  Cancelled                                                             (1,000)    (152,102)    (153,102)
  Issued                                                                             73,702       73,702
                                                                      --------     --------     --------
                                                                        (1,000)     (78,400)     (79,400)
Retained earnings:
  Eliminated                                  12,203       (2,193)     (11,349)                   (1,339)

The following table summarizes the pro forma adjustments reflected on the unaudited pro forma combined statements of income for the completed and proposed transactions outlined above:

                                               WCT          ETI          SCI          ALC         Total
                                                             Three Months Ended 3/31/95
Operating expenses:
  Amortization                                $1,351         $330       $1,606                    $3,287
  Interest                                     1,811          633        2,889                     5,333
  Income taxes                                  (634)        (221)      (1,661)                   (2,516)

                                                             Three Months Ended 3/31/94
Operating expenses:
  Amortization                                 1,351          330        1,606                     3,287
  Interest                                     1,449          507        2,310                     4,266
  Income taxes                                  (507)        (177)      (1,458)                   (2,142)

                                                                 Year Ended 12/31/94
Operating expenses:
  Amortization                                 5,404        1,320        6,424                    13,148
  Interest                                     5,796        2,027        9,243                    17,066
  Income taxes                                (2,029)        (709)      (5,834)                   (8,572)

Note 3 - Other Matters:

Frontier has learned that it has been named as a defendant, although not yet served with process, in two lawsuits which purport to be class actions brought on behalf of all ALC stockholders against ALC and its directors. The complaints seek, among other things, to enjoin the business combination and/or to obtain an award of damages. Frontier's management believes these actions to be without merit and will defend itself vigorously if and when it has been served with process.